Exhibit 99.1

Impinj Reports Second Quarter 2021 Financial Results

SEATTLE, WA, Jul. 28, 2021– Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the second quarter ended June 30, 2021.

“Our second-quarter results were strong, exceeding our revenue and profitability guidance,” said Chris Diorio, Impinj co-founder and CEO. “We delivered a record bookings quarter, record adjusted EBITDA, introduced groundbreaking new products, strengthened our team and see strong demand ahead.”

Second Quarter 2021 Financial Summary

•	Revenue of $47.3 million
•	GAAP gross margin of 52.4%; non-GAAP gross margin of 54.5%
•	GAAP net loss of $8.9 million, or loss of $(0.37) per diluted share using 24.1 million shares
•	Adjusted EBITDA of $3.3 million
•	Non-GAAP net income of $2.7 million, or income of $0.11 per diluted share using 25.6 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Third Quarter 2021 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the third quarter 2021 (in millions, except per share data):

Three Months Ending
September 30, 2021
Revenue	$43.0 to $45.0
GAAP Net loss	($15.7) to ($14.7)
Adjusted EBITDA loss	($3.0) to ($1.5)
Non-GAAP net loss	($3.6) to ($2.1)
GAAP Weighted-average shares — basic and diluted	24.30 to 24.50
GAAP Net loss per share — basic and diluted	($0.65) to ($0.60)
Non-GAAP Weighted-average shares — basic and diluted	24.30 to 24.50
Non-GAAP Net loss per share — basic and diluted	($0.15) to ($0.08)

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Corporate Citizenship

Impinj also announced that information about its policies and initiatives pertaining to people and culture, environment and governance is now available in the governance section of its website at investor.impinj.com.

Conference Call Information

Impinj will host a conference call today, Jul. 28, 2021 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to ask questions on its second quarter 2021 results, as well as its outlook for its third quarter 2021. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on our website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10158131.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com commensurate with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, the impact of Covid-19, and financial considerations for third quarter of 2021 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President Strategic Finance

ir@impinj.com

+1-206-315-4470

Media Relations
Jill West
Vice President Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	June 30, 2021 (1)	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$51,175	$23,636
Short-term investments	60,788	82,453
Accounts receivable, net	25,976	25,003
Inventory	24,064	36,329
Prepaid expenses and other current assets	3,670	3,943
Total current assets	165,673	171,364
Property and equipment, net	26,306	16,531
Operating lease right-of-use assets	13,001	13,761
Other non-current assets	2,561	2,079
Goodwill	3,881	3,881
Total assets	$211,422	$207,616
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$10,671	$10,144
Accrued compensation and employee related benefits	5,951	5,529
Accrued and other current liabilities	2,245	1,468
Current portion of operating lease liabilities	3,901	3,641
Restructuring liabilities	630	—
Current portion of long-term debt	84,045	—
Current portion of deferred revenue	263	6,811
Total current liabilities	107,706	27,593
Long-term debt, net of current portion	—	54,556
Operating lease liabilities, net of current portion	13,870	15,266
Other long-term liabilities	803	805
Deferred revenue, net of current portion	272	277
Total liabilities	122,651	98,497

Stockholders' equity:
Common stock, $0.001 par value	24	23
Additional paid-in capital	418,289	423,759
Accumulated other comprehensive income	4	3
Accumulated deficit	(329,546)	(314,666)
Total stockholders' equity	88,771	109,119
Total liabilities and stockholders' equity	$211,422	$207,616

(1) We adopted ASU 2020-06 on January 1, 2021 using modified retrospective transition method and accounted for our convertible notes due 2026, or the 2019 Notes, on a whole-instrument basis. Upon adoption, we no longer had unamortized debt discount related to the equity component of the 2019 Notes. The condensed consolidated financial statements as of March 31, 2021 and June 30, 2021 are presented under ASU 2020-06, while comparative prior reporting period presented is not adjusted and continue to be reported in accordance with our historical accounting policy.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$47,268	$26,457	$92,516	$74,279
Cost of revenue	22,491	13,497	45,758	39,925
Gross profit	24,777	12,960	46,758	34,354
Operating expenses:
Research and development	15,900	10,661	29,691	21,718
Sales and marketing	8,196	6,123	15,841	13,613
General and administrative	8,998	12,446	17,152	18,688
Restructuring costs	—	—	1,263	-
Total operating expenses	33,094	29,230	63,947	54,019
Loss from operations	(8,317)	(16,270)	(17,189)	(19,665)
Other income (expense), net	(4)	126	19	535
Interest expense	(525)	(1,349)	(1,050)	(2,661)
Loss before income taxes	(8,846)	(17,493)	(18,220)	(21,791)
Income tax expense	(60)	(41)	(102)	(69)
Net loss	$(8,906)	$(17,534)	$(18,322)	$(21,860)
Net loss per share — basic and diluted	$(0.37)	$(0.77)	$(0.77)	$(0.97)
Weighted-average shares — basic and diluted	24,120	22,716	23,895	22,564

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2021	2020
Operating activities:
Net loss	$(18,322)	$(21,860)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,076	2,294
Stock-based compensation	18,031	9,818
Accretion of discount or amortization of premium on short-term investments	468	19
Amortization of debt issuance costs and debt discount	188	1,793
Changes in operating assets and liabilities:
Accounts receivable	(973)	8,281
Inventory	12,265	(2,938)
Prepaid expenses and other assets	(186)	364
Deferred revenue	(6,553)	280
Accounts payable	(3,053)	(1,229)
Accrued compensation and employee related benefits	422	(937)
Operating lease right-of-use assets	1,458	1,331
Operating lease liabilities	(1,834)	(1,659)
Accrued and other liabilities	364	7,252
Restructuring liabilities	630	—
Net cash provided by operating activities	4,981	2,809
Investing activities:
Purchases of investments	(19,825)	(5,103)
Proceeds from maturities of investments	41,000	31,275
Purchases of property and equipment	(7,858)	(1,237)
Net cash provided by investing activities	13,317	24,935
Financing activities:
Principal payments on finance lease obligations	(2)	(183)
Proceeds from exercise of stock options and employee stock purchase plan	9,243	3,029
Net cash provided by financing activities	9,241	2,846
Net increase in cash and cash equivalents	27,539	30,590
Cash and cash equivalents
Beginning of period	23,636	66,898
End of period	$51,175	$97,488

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes prior to the adoption of ASU 2020-06; and prepayment penalty on debt extinguishment.

On January 1, 2021, we adopted ASU 2020-06 using the modified retrospective transition method, accounting for the 2019 Notes on a whole-instrument basis. Upon adoption, the condensed consolidated financial statements for the three and six months ended June 30, 2021, are presented under the new standard and we no longer recorded amortization of debt discount, and comparative prior reporting period presented is not adjusted.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP Gross margin	52.4%	49.0%	50.5%	46.2%
Adjustments:
Depreciation	1.1%	1.7%	1.1%	1.3%
Stock-based compensation	1.0%	0.7%	0.8%	0.5%
Non-GAAP Gross margin	54.5%	51.4%	52.4%	48.0%

GAAP Net loss	$(8,906)	$(17,534)	$(18,322)	$(21,860)
Adjustments:
Depreciation	1,036	1,126	2,076	2,294
Stock-based compensation	10,582	4,597	18,031	9,818
Other expense (income), net	4	(126)	(19)	(535)
Interest expense	525	1,349	1,050	2,661
Income tax expense	60	41	102	69
Settlement and related costs	—	5,359	—	5,359
Restructuring costs	—	—	1,263	—
Adjusted EBITDA	$3,301	$(5,188)	$4,181	$(2,194)

GAAP Net loss	$(8,906)	$(17,534)	$(18,322)	$(21,860)
Adjustments:
Depreciation	1,036	1,126	2,076	2,294
Stock-based compensation	10,582	4,597	18,031	9,818
Amortization of debt discount	—	886	—	1,740
Settlement and related costs	—	5,359	—	5,359
Restructuring costs	—	—	1,263	—
Non-GAAP Net income (loss)	$2,712	$(5,566)	$3,048	$(2,649)
Non-GAAP Net income (loss) per share:
Basic	$0.11	$(0.25)	$0.13	$(0.12)
Diluted	$0.11	$(0.25)	$0.12	$(0.12)
GAAP and non-GAAP Weighted-average shares — basic	24,120	22,716	23,895	22,564

GAAP Weighted-average shares — diluted	24,120	22,716	23,895	22,564
Dilutive shares from stock plans	1,469	—	1,726	—
Non-GAAP Weighted-average shares — diluted	25,589	22,716	25,621	22,564

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
September 30,
2021
GAAP Net loss	$(15,180)
Adjustments:
Forecasted Depreciation	1,360
Forecasted Stock-based compensation	11,010
Forecasted Interest expense	530
Forecasted Other income, net	(50)
Forecasted Income tax expense	30
Adjusted EBITDA loss	$(2,300)

GAAP Net loss	$(15,180)
Adjustments:
Forecasted Depreciation	1,360
Forecasted Stock-based compensation	11,010
Non-GAAP Net loss	$(2,810)

GAAP Net loss per share — basic and diluted	$(0.62)
Non-GAAP Net loss per share — basic and diluted	$(0.12)

GAAP weighted-average shares — basic and diluted	24,400
Non-GAAP weighted-average shares — basic and diluted	24,400